As filed with the Securities and Exchange Commission on October 8, 2021

No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GREENIDGE GENERATION HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	7374 (Primary Standard Industrial Classification Code Number)	86-1746728 (I.R.S. Employer Identification No.)

590 Plant Road

Dresden, NY 14441

(315) 536-2359

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jeffrey E. Kirt

Chief Executive Officer

590 Plant Road

Dresden, NY 14441

(315) 536-2359

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Chris Zochowski Richard Alsop Kristina Trauger Shearman & Sterling LLP 401 9th Street, NW Suite 800 Washington, DC 20004 (202) 508-8000	Dean M. Colucci Michelle Geller Alex Pherson Duane Morris LLP 1540 Broadway New York, NY 10036 (973) 424-2020

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered (1)	Proposed maximum aggregate offering price (1)(2)	Amount of registration fee (3)
% Senior Notes due 2026	$9,200,000	$852.84

(1)

The Registrant previously registered     % Senior Notes due 2026 for a proposed maximum offering price of $46,000,000 on a Registration Statement on Form S-1, as amended (File No. 333-259678), for which a filing fee of $4,264.20 was paid. In accordance with Rule 462(b) under the Securities Act, this Registration Statement covers the registration of an additional $9,200,000 aggregate principal amount of the Registrant’s     % Senior Notes due 2026.

(2)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.

(3)

Pursuant to Rule 457(p) under the Securities Act, the filing fee for this registration statement has been offset in full by fees totaling $12,546.50 paid in connection with the Registration Statement on Form S-1 (File No: 333-259678) filed by the Registrant.

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement (the “Registration Statement”) is being filed with the Securities and Exchange Commission (the “Commission”) with respect to the registration of an additional $9,200,000 aggregate principal amount of    % Senior Notes due 2026 (the “notes”) of Greenidge Generation Holdings Inc. (the “Registrant”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”). This Registration Statement incorporates by reference the contents of, including all exhibits thereto, the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-259678) (the “Initial Registration Statement”), which the Commission declared effective on October 8, 2021. This Registration Statement is being filed solely to increase the aggregate principal amount of notes offered pursuant to the Initial Registration Statement.

The required opinion and consents are listed on the Exhibit Index attached hereto and filed herewith.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16.	Exhibits and Financial Statement Schedules

(a) Exhibits

Exhibit Number	Description

5.1	Opinion of Shearman & Sterling LLP regarding validity of the notes being registered hereunder

23.1	Consent of Plante & Moran, PLLC

23.2	Consent of Armanino LLP

23.3	Consent of Shearman & Sterling LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Torrey, State of New York, on October 8, 2021.

GREENIDGE GENERATION HOLDINGS INC.
By:	/s/ Jeffrey E. Kirt
Jeffrey E. Kirt
Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated with respect to Greenidge Generation Holdings Inc. and on the dates indicated:

Signature	Title	Date

/s/ Jeffrey E. Kirt Jeffrey E. Kirt	Chief Executive Officer (Principal Executive Officer) and Director	October 8, 2021

/s/ Timothy Rainey Timothy Rainey	Chief Financial Officer (Principal Financial and Accounting Officer)	October 8, 2021

/s/ George (Ted) Rogers George (Ted) Rogers	Vice Chairman of the Board of Directors	October 8, 2021

/s/ Timothy Fazio Timothy Fazio	Chairman of the Board of Directors	October 8, 2021

/s/ Jerome Lay Jerome Lay	Director	October 8, 2021

/s/ Andrew M. Bursky Andrew M. Bursky	Director	October 8, 2021

/s/ Timothy Lowe Timothy Lowe	Director	October 8, 2021

/s/ Daniel Rothaupt Daniel Rothaupt	Director	October 8, 2021

/s/ David Filippelli David Filippelli	Director	October 8, 2021

/s/ Michael Neuscheler Michael Neuscheler	Director	October 8, 2021